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                                                                    EXHIBIT 23.9

                      [POLLARD, GORE & HARRISON LETTERHEAD]

                                  July 9, 2002

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

As independent oil and gas consultants, Pollard, Gore & Harrison hereby consents to the incorporation by reference of our report letter to Magnum Hunter Resources, Inc., a Nevada corporation ("Magnum"), dated February 29, 2000, regarding the estimated reserves, future production and income attributable to certain leasehold and royalty interests of Magnum as of December 31, 1999, in this Post Effective Amendment to Registration Statement on Form S-3 (the "Registration Statement") of Magnum, to all references to Pollard, Gore & Harrison in this Registration Statement and to the reference to our firm as engineers in the Registration Statement.


/s/ Pollard, Gore & Harrison
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Austin, Texas
July 9, 2002